NOMINATING/CORPORATE GOVERNANCE COMMITTEE
CHARTER FOR SYSTEMAX INC.

(revised August 29, 2006)

Purpose of Committee

The purpose of the Nominating/Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Systemax Inc. (the "Company") is to perform the functions described below under "Committee Goals and Responsibilities".

Committee Goals and Responsibilities

The goals and responsibilities of the Committee are to:

1.

Identify individuals qualified to become Board members, and to recommend that the Board select the director nominees to stand for election as directors at any meeting of stockholders and to fill any vacancy, however created, in the Board. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, such as the experience, skill and background of the candidates. The Committee may consider candidates proposed by management, but is not required to do so;

2.

Identify, and recommend for appointment by the Board, Board members qualified to fill vacancies on any committee of the Board, including the Committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of such committee, if any, as well as any other factors it deems appropriate;

3.	Develop and recommend to the Board a code of business conduct and ethics applicable to the Company, and to review the code at least once a year;

4.

Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year. Such principles shall include, at a minimum, the following subjects: (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and, as necessary and appropriate, independent advisors, (iv) director compensation, (v) director orientation and continuing education, (vi) management succession, and (vii) annual performance evaluation of the Board;

5.	Prepare and deliver to the Board the evaluation required under "Performance Evaluation" below;

6.	Pursuant to procedures established by the Committee, exercise oversight of the evaluation of the Board and management; and

7.	Carry out other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members and corporate governance.

Committee Membership

The Committee shall consist of at least three members of the Board. The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine. By the end of 2006 and thereafter only independent directors, as such term is defined under the Sarbanes-Oxley Act and the pertinent listing standards of the New York Stock Exchange, shall serve on the Committee. Committee Structure and Operations

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall report to the Board at least once a year.

Performance Evaluation

Each year, the Committee shall compare its performance with the requirements of this charter, set forth its objectives for the next year and recommend changes in this charter, if any, considered appropriate by the Committee. Such evaluation shall be reported to the Board in such manner as the Committee from time to time determines.

Resources and Authority of the Committee

The Committee shall have the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm to identify director candidates, to terminate any such consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted: February 28, 2003; amended August 29, 2006